Exhibit 10.5

EXECUTION VERSION

PUT/CALL AGREEMENT

This PUT/CALL AGREEMENT (this “Agreement”) is entered into as of April 9, 2013 by and between Taylor Morrison Home Corporation, a Delaware corporation (the “Company”) and each of the entities identified on Schedule 1 hereto (each a “Seller” and collectively, the “Sellers”).

Background

A. Each Seller (i) owns in aggregate 54,881,984 common units (the “Common Units”) of TMM Holdings II Limited Partnership, formed under the laws of the Cayman Islands, and 54,881,984 shares of the Company’s Class B common stock, $0.00001 par value per share (the “Class B Common Stock”), and (ii) desires to have the option to require the Company to purchase from such Seller 9,143,461 of such Seller’s Common Units and a corresponding number of the shares of Class B Common Stock (each such Common Unit together with its corresponding share of Class B Common Stock to be purchased, a “Purchased Interest” of such Seller) at the price and upon the terms and conditions set forth in this Agreement;

B. The Company desires to have the option to require each Seller to transfer such Seller’s Purchased Interests to the Company at the price and upon the terms and conditions set forth in this Agreement;

C. The Company is conducting an initial public offering (the “IPO”) of shares of its Class A Common Stock (the “Underwritten Shares”) pursuant to an Underwriting Agreement, dated April 9, 2013 (the “Underwriting Agreement”);

D. If the Sellers elect to exercise their Put Option or Additional Put Option (in each case, as defined below) or the Company elects to exercise its Call Option or Additional Call Option (in each case, as defined below), the Company intends to use a portion of the proceeds received from the IPO to complete such purchase; and

E. The board of directors of the Company or a sub-committee thereof has approved the transactions contemplated by this Agreement for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), which approval is intended to exempt each issuance to a Seller who may be deemed an officer or director of the Company, including a “director by deputization,” from Section 16(b) of the Exchange Act.

THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

Agreement

1. Put/Call.

(a) Seller Option to Put. Each Seller shall have the option to require the Company to purchase from each Seller all but not less than all of such Seller’s Purchased Interests on the terms and conditions described in this Agreement (such Seller’s “Put Option”). Each Seller may exercise such Seller’s Put Option one time on or after April 15, 2013, by delivering written notice of its exercise to the Company (a “Put Option Notice”). In addition, in the event the underwriters named in the Underwriting Agreement purchase Optional Securities (as defined in the Underwriting Agreement), each Seller shall have the option to require the Company to purchase a number of additional Common Units and a corresponding number of shares of Class B Common Stock in an amount equal to 50% of the number of such Optional Securities purchased on an as converted basis (such Seller’s option, such Seller’s “Additional Put Option” and each such Common Unit together with its corresponding share of Class B Common Stock to be purchased, the “Additional Purchased Interests” of such Seller). The Sellers may exercise the Additional Put Option in whole and only once with respect to each purchase of Optional Securities by the underwriters on or after the later of April 15, 2013 and the applicable Optional Closing Date (as defined in the Underwriting Agreement), by delivering written notice of its exercise to the Company (the “Additional Put Option Notice”). The obligations of the Company to purchase the Purchased Interests from any Seller pursuant to such Seller’s Put Option shall be subject to the following conditions, the satisfaction of which shall be determined by a special committee of the Board of Directors of the Company comprised solely of independent directors (the “Special Committee”): (i) the consummation of the IPO prior to the Closing (as defined below) (ii) the representations and warranties in this Agreement of such Seller shall be true and correct in all material respects as of the Closing, (iii) such Seller shall have complied in all material respects with all of the covenants required to be performed by such Seller pursuant to this Agreement on or prior to the Closing and (iv) since the date hereof, there will not have occurred any event, change, fact, condition, circumstance or occurrence that, when considered either individually or in the aggregate together with all other adverse events, changes, facts, conditions, circumstances or occurrences, has had or would reasonably be expected to have a material adverse effect on (A) the business, operations, results of operations, properties, assets or condition (financial or otherwise) of the Company, TMM Holdings II Limited Partnership and its subsidiaries, taken as a whole, or (B)

the ability of the Company and the Sellers to consummate the transactions contemplated by this Agreement (a “Material Adverse Effect”). The obligations of the Company to purchase Additional Purchased Interests from any Seller pursuant to such Seller’s Additional Put Option shall be subject to the following conditions, the satisfaction of which shall be determined by the Special Committee: (i) the consummation of the IPO and the applicable sale of the Optional Securities to the underwriters prior to the applicable Additional Closing (as defined below) (ii) the representations and warranties in this Agreement of such Seller shall be true and correct in all material respects as of the applicable Additional Closing, (iii) such Seller shall have complied in all material respects with all of the covenants required to be performed by such Seller pursuant to this Agreement on or prior to the applicable Additional Closing and (iv) since the date hereof, there will not have occurred any Material Adverse Effect. If not previously exercised, the Put Option will expire on June 30, 2013 or at the date and time the Call Option is exercised. If not previously exercised, the Additional Put Option with respect to any Additional Purchased Interests will expire on June 30, 2013 or at the date and time the Additional Call Option is exercised with respect to such Additional Purchased Interests.

(b) Company Option to Call. The Company, as determined by the Special Committee, shall have the option to require each Seller to transfer all but not less than all of such Seller’s Purchased Interests to the Company on the terms and conditions described in this Agreement (the “Call Option”). The Company, as determined by the Special Committee, may exercise the Call Option on or after April 15, 2013, by delivering written notice of its exercise to such Seller (a “Call Option Notice”). The obligations of each Seller to transfer the Purchased Interests to the Company pursuant to the Call Option shall not be subject to any conditions. If not previously exercised, the Call Option will expire on June 30, 2013 or at the date and time the Put Option is exercised. In addition, the Company, as determined by the Special Committee, shall have the option to require each Seller to transfer such Seller’s Additional Purchased Interests to the Company on the terms and conditions described in this Agreement (the “Additional Call Option”). The Company, as determined by the Special Committee, may exercise the Additional Call Option on or after the later of April 15, 2013 and the Optional Closing Date, by delivering written notice of its exercise to each Seller (an “Additional Call Option Notice”). The obligations of the Sellers to transfer Additional Purchased Interests to the Company pursuant to the Additional Call Option shall not be subject to any conditions. If not previously exercised, the Additional Call Option with respect to any Additional Purchased Interests will expire on June 30, 2013 or at the date and time the Additional Put Option is exercised in full. The Additional Call Option may not be exercised with respect to any Additional Purchased Interests with respect to which the Additional Put Option has been exercised.

(c) At the Closing and each Additional Closing, subject to the satisfaction of the conditions and to the terms set forth in paragraphs 1(a) and 1(b) above, each Seller, severally and not jointly, hereby agrees to transfer, assign, sell, convey and deliver to the Company 100% of its right, title and interest in and to all of such Seller’s Purchased Interests or the designated number of such Seller’s Additional Purchased Interests, as applicable, and the Company hereby agrees to purchase all of such Seller’s Purchased Interests or the designated number of such Seller’s Additional Purchased Interests, as applicable, at a purchase price per Purchased Interest equal to the per share price at which the Company sells the Underwritten Shares to the underwriters in the IPO (the “Per Share Purchase Price”).

(d) The closing of the Put Option (subject to satisfaction or waiver of the applicable conditions precedent) or Call Option and the transfer of the Purchased Interests from the Sellers to the Company (the “Closing”) shall take place at the offices of the Company on or after April 15, 2013 promptly after receipt of the Put Option Notice or Call Option Notice, or at such other time and place as may be agreed upon by the Company and the Sellers. The closing of each Additional Put Option (subject to satisfaction or waiver of the applicable conditions precedent) or Additional Call Option and the transfer of the Additional Purchased Interests from the Sellers to the Company (each, an “Additional Closing”) shall take place at the offices of the Company from time to time on or after the later of April 15, 2013 and the Optional Closing Date promptly after receipt of the Additional Put Option Notice or Additional Call Option Notice, or at such other time and place as may be agreed upon by the Company and the Sellers. At the Closing and each Additional Closing, each Seller shall deliver to the Company or as instructed by the Company duly executed transfer powers relating to all of such Seller’s Purchased Interests or the designated number of such Seller’s Additional Purchased Interests, as applicable, and the Company agrees to deliver to each Seller against delivery of such transfer powers the Applicable Purchase Price by wire transfer of immediately available funds to the account(s) specified in writing by such Seller. “Applicable Purchase Price” means, with respect to any Seller, the product of (x) the Per Share Purchase Price and (y) the aggregate number of Purchased Interests or Additional Purchased Interests, as applicable, being sold by such Seller pursuant to the terms of this Agreement at the Closing or Additional Closing, as applicable.

2. Company Representations. In connection with the transactions contemplated hereby, the Company represents and warrants to the Sellers as of the date hereof that:

(a) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(b) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(c) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) violate any provision of the certificate of incorporation or by-laws, or other organizational documents, as applicable, of the Company or its subsidiaries or (iii) violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; in the case of each such clause, after giving effect to any consents, approvals, authorizations, orders, registrations, qualifications, waivers and amendments as will have been obtained or made as of the date of this Agreement, except, in the case of clauses (i) and (iii), as would not reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance by the Company of its obligations under this Agreement, including the consummation by the Company of the transactions contemplated by this Agreement, except where the failure to obtain or make any such consent, approval, authorization, order, registration or qualification would not reasonably be expected to have a Material Adverse Effect.

3. Representations of the Sellers. In connection with the transactions contemplated hereby, each of the Sellers severally and not jointly represents and warrants to the Company as of the date hereof and covenants and agrees that:

(a) Such Seller is duly organized and existing under the laws of its jurisdiction of organization.

(b) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Seller of this Agreement and for the sale and delivery of the Purchased Interests and Additional Purchased Interests to be sold by such Seller hereunder, have been obtained; and such Seller has authority to enter into this Agreement, and as of the applicable Closing or Additional Closing will have, full right, power and authority to sell, assign, transfer and deliver the Purchased Interests or Additional Purchased Interests, as applicable, to be sold by such Seller hereunder at such Closing or Additional Closing, except for such consents, approvals, authorizations and orders as would not impair in any material respect the consummation of the Sellers’ obligations hereunder.

(c) This Agreement has been duly authorized, executed and delivered by such Seller and constitutes a valid and binding agreement of such Seller, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(d) The sale of the Purchased Interests and Additional Purchased Interests to be sold by such Seller hereunder and the compliance by such Seller with all of the provisions of this Agreement and the consummation of the transactions contemplated herein (i) does not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Seller is a party or by which such Seller is bound or to which any of the property or assets of such Seller is subject as of the date hereof and as of the Closing or the applicable Additional Closing, (ii) nor will such action result in any violation of the provisions of (x) any organizational or similar documents pursuant to which such Seller was formed (to the extent such Seller is not an individual) or (y) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Seller or the property of such Seller; except in the case of clause (i) or clause (ii)(y), for such conflicts, breaches, violations or defaults as would not impair in any material respect the consummation of such Seller’s obligations hereunder.

(e) As of the date hereof and immediately prior to the delivery of the Purchased Interests to the Company at the Closing or the delivery of Additional Purchased Interests to the Company at the applicable Additional Closing, such Seller holds good and valid title to the Purchased Interests or Additional Purchased Interests to be sold at the Closing or such Additional Closing, as applicable, or a securities entitlement in respect thereof, and holds, and will hold until delivered to the Company, such Purchased Interests or Additional Purchased Interests, as applicable, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Purchased Interests and Additional Purchased Interests, as applicable, (including by crediting to a securities account of the Company) and payment therefor pursuant hereto, assuming that the Company has no notice of any adverse claims within the meaning of Section 8-105 of the New York Uniform Commercial Code as in effect in the State of New York from time to time (the “UCC”), the Company will acquire good and valid title to such Purchased Interests and Additional Purchased Interests, as applicable, free and clear of all liens, encumbrances, equities or claims, as well as a valid security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Purchased Interests or Additional Purchased Interests purchased by the Company, and no action (whether framed in conversion, replevin, constructive trust, equitable lien or other theory) based on an adverse claim (within the meaning of Section 8-105 of the UCC) to such security entitlement may be asserted against the Company.

(f) Such Seller (either alone or together with its advisors) has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of transfer of the Purchased Interests and the Additional Purchased Interests. Such Seller has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transfer of the Purchased Interests and Additional Purchased Interests and has had full access to such other information concerning the Purchased Interests, Additional Purchased Interests and the Company as it has requested. Such Seller has received all information that it believes is necessary or appropriate in connection with the transfer of the Purchased Interests and Additional Purchased Interests. Such Seller is an informed and sophisticated party and has engaged, to the extent such Seller deems appropriate, expert advisors experienced in the evaluation of transactions of the type contemplated hereby. Such Seller acknowledges that such Seller has not relied upon any express or implied representations or warranties of any nature made by or on behalf of the Company, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of such Seller in this Agreement.

4. Termination. This Agreement shall automatically terminate and be of no further force and effect (a) with respect to the Purchased Interests, in the event that neither the Put Option nor the Call Option has been exercised as set forth in Sections 1(a) or 1(b) on or prior to June 30, 2013; and (b) with respect to any Additional Purchased Interests, in the event that neither the Additional Put Option nor the Additional Call Option applicable to such Additional Purchased Interests has been exercised as set forth in Sections 1(a) or 1(b) on or prior to June 30, 2013.

5. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient. Such notices, demands and other communications will be sent to the address indicated below:

To the Sellers:

At the address listed for each Seller on Schedule 1 hereto.

To the Company:

Taylor Morrison Home Corporation
4900 North Scottsdale Road, Suite 2000
Scottsdale, AZ 85251
Attention:	Darrell Sherman,
Vice President and General Counsel
Facsimile:	(866) 390-2612
E-mail:	dsherman@taylormorrison.com

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attention:	John C. Kennedy
Lawrence G. Wee
Facsimile:	(212) 757-3990
E-mail:	jkennedy@paulweiss.com
lwee@paulweiss.com

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

6. Miscellaneous.

(a) Survival of Representations and Warranties. All representations and warranties and covenants contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

(c) Complete Agreement. This Agreement and any other agreements ancillary thereto and executed and delivered on the date hereof embody the complete agreement and understanding between the parties and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(e) Assignment; Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall bind and inure to the benefit of and be enforceable by the Sellers and the Company and their respective successors and permitted assigns. Any purported assignment not permitted under this paragraph shall be null and void.

(f) No Third Party Beneficiaries or Other Rights. This Agreement is for the sole benefit of the parties and their successors and permitted assigns and nothing herein express or implied shall give or shall be construed to confer any legal or equitable rights or remedies to any person other than the parties to this Agreement and such successors and permitted assigns.

(g) Governing Law; Jurisdiction. This Agreement and all disputes arising out of or related to this Agreement (whether in contract, tort or otherwise) will be governed by and construed in accordance with the laws of the State of Delaware. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT. Each of the parties (i) irrevocably submits to the personal jurisdiction of any state or federal court sitting in Wilmington, Delaware, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, in any suit, action or proceeding relating to or arising out of, under or in connection with this Agreement, (ii) agrees that all claims in respect of such suit, action or proceeding, whether arising under contract, tort or otherwise, shall be brought, heard and determined exclusively in the Delaware Court of Chancery (provided that, in the event that subject matter jurisdiction is unavailable in that court, then all such claims shall be brought, heard and determined exclusively in any other state or federal court sitting in Wilmington, Delaware), (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, and (iv) agrees not to bring any action or proceeding relating to or arising out of, under or in connection with this Agreement or the Company’s business or affairs in any other court, tribunal, forum or proceeding. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding brought in accordance with this paragraph. Each of the parties agrees that service of any process, summons, notice or document by U.S. registered mail to its address set forth herein shall be effective service of process for any action, suit or proceeding brought against it in accordance with this paragraph, provided that nothing in the foregoing sentence shall affect the right of any party to serve legal process in any other manner permitted by law.

(h) Mutuality of Drafting. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of the Agreement.

(i) Remedies. The parties hereto agree and acknowledge that money damages will not be an adequate remedy for any breach of the provisions of this Agreement, that any breach of the provisions of this Agreement shall cause the other parties irreparable harm, and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance or other injunctive relief in order to enforce, or prevent any violations of, the provisions of this Agreement.

(j) Amendment and Waiver. The provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Company and each of the Sellers; provided, that this Agreement may not be amended in a manner that is adverse to any Seller without such Seller’s prior written consent. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement, nor shall any waiver constitute a continuing waiver. Moreover, no failure by any party to insist upon strict performance of any of the provisions of this Agreement or to exercise any right or remedy arising out of a breach thereof shall constitute a waiver of any other provisions or any other breaches of this Agreement.

(k) Further Assurances. Each of the Company and the Sellers shall execute and deliver such additional documents and instruments and shall take such further action as may be necessary or appropriate to effectuate fully the provisions of this Agreement.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Put/Call Agreement as of the date first written above.

Company:

Taylor Morrison Home Corporation

By:	/s/ Darrell Sherman
	Name:	Darrell Sherman
	Title:	Vice President, General Counsel and Secretary

[Signature Page to Put/Call Agreement]

Sellers:

TPG TMM HOLDINGS II, L.P.

By:	TPG TMM Holdings II GP, ULC,
its general partner

By:	/s/ Ronald Cami
	Name:	Ronald Cami
	Title:	Vice President and Secretary

[Signature Page to Put/Call Agreement]

OCM TMM HOLDINGS II, L.P.

By:	OCM TMM Holdings II GP, ULC,
its general partner

By:	/s/ Derek Smith
	Name:	Derek Smith
	Title:	Authorized Signatory

By:	/s/ Kenneth Liang
	Name:	Kenneth Liang
	Title:	Authorized Signatory

[Signature Page to Put/Call Agreement]

Sellers:

JHI HOLDINGS LIMITED PARTNERSHIP

By: JHI Advisory Ltd., its general partner

By:	/s/ Joe S. Houssian
Name:	Joe S. Houssian
Title:	Director

[Signature Page to Put/Call Agreement]

Schedule 1

Entity	Address
TPG TMM HOLDINGS II, L.P.	TPG Global, LLC
301 Commerce Street, Suite 3300
Fort Worth, TX 76102
Attention: Ronald Cami
Facsimile: (415) 743-1501
E-mail: rcami@tpg.com

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
The Prudential Tower
800 Boylston Street
Boston, Massachusetts 02199
Attention: Alfred O. Rose
Julie H. Jones
Facsimile: (617) 951-7050
E-mail: alfred.rose@ropesgray.com
julie.jones@ropesgray.com
OCM TMM HOLDINGS II, L.P.	Oaktree Capital Management, L.P.
333 South Grand Ave., 28th Floor
Los Angeles, CA 90071
Attention: Kenneth Liang
Facsimile: (213) 830-6293
E-mail: kliang@oaktreecapital.com

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022
Attention: George E.B. Maguire
Jasmine Ball
Facsimile: (212) 909-6836
E-mail: gebmaguire@debevoise.com
jball@debevoise.com

[Schedule 1 to Put/Call Agreement]